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                                                                   EXHIBIT 10.18

                        Inline Connection Corporation
                             730 N. Danville Street
                              Arlington, VA  22201

                                              January 6, 1999
Mr. Ulysses G. Auger, II
CAIS, Inc.
1232 22nd Street, N.W.
Washington, D.C.  20037
                              Re:  PCT Serial No. PCT/US97/12045
Dear Ulysses:

Consistent with our recent discussions, this will confirm that pursuant to the second paragraph of Section 12 of the November 5, 1996 Agreement for Cooperative Use of Communication Patents among Inline Connection Corporation, David Goodman in his individual capacity, and CAIS, Inc. (the "Agreement"), Inline hereby notifies CAIS that Inline has determined that, other than with respect to a national application for the country of Israel (which application Inline shall prosecute and maintain at Inline's expense), Inline will assign the referenced PCT international application to CAIS, with CAIS assuming responsibility for the costs of the assignment and for future costs of prosecuting and maintaining this property. CAIS agrees to provide Inline with copies of all substantive correspondence with any patent office related to such property and to consult with Inline regarding the scope and sufficiency of protection. Inline agrees that it will provide reasonable assistance as requested by CAIS in CAIS's prosecution and maintenance of this property, and will timely provide copies of any files or other documentation as requested by CAIS and reasonably required by CAIS to conduct such prosecution and maintenance.

Upon assignment of this property to CAIS, CAIS agrees to prosecute the applications for the property in the following countries at a minimum: United Kingdom, Germany, France and Canada.

The parties acknowledge that this assignment shall not affect any rights held by Terk Technologies Corp. under a License Agreement between Terk Technologies and Inline dated December 17, 1994.

If the above reflects your understanding, please so Acknowledge by countersigning below on behalf of CAIS.

Sincerely,

Inline Connection Corporation

By: /s/ David D. Goodman
    ---------------------
     David D. Goodman, President

                                        Acknowledged:

                                        CAIS, Inc.

                                        By: /s/ Ulysses G. Auger, II
                                            -------------------------
                                            Ulysses G. Auger, II, President

                                           1/6/99
                                        -------------
                                        Date
cc.  Gary Walpert, Esquire
     Jace Holman, Esquire